UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capital Group EQUITY ETF TRUST I

(Exact name of registrant as specified in its charter)

State of Delaware (State or incorporation or organization)	See Below (I.R.S. Employer Identification No.)

6455 Irvine Center Drive

Irvine, California 92618-4518

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class

to be so Registered

Shares of beneficial interest,

no par value per share of:

Capital Group U.S. Small and Mid Cap ETF

Capital Group U.S. Large Growth ETF

Capital Group U.S. Large Value ETF

Name of Exchange on which Each Class is to be Registered NYSE Arca, Inc.	I.R.S. Employer Identification Number 99-4433846 33-3405770 33-3432296

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement file number to which this form relates:

333-281924

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Capital Group Equity ETF Trust I (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281924; 811-24000) filed with the Securities and Exchange Commission via EDGAR on July 31, 2026 (Accession No. 0000051931-26-000752), which description is incorporated herein by reference. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Certificate of Trust is incorporated herein by reference to Exhibit (a) of Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281924; 811-24000) as filed with the Securities and Exchange Commission via EDGAR on November 8, 2024 (Accession No. 0000051931-24-001026).

2. The Trust’s Amended and Restated Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a) of Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281924; 811-24000) as filed with the Securities and Exchange Commission via EDGAR on May 29, 2025 (Accession No. 0001104659-25-054072).

3. The Trust’s By-Laws are incorporated herein by reference to Exhibit (b) of Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-281924; 811-24000) as filed with the Securities and Exchange Commission via EDGAR on November 8, 2024 (Accession No. 0000051931-24-001026).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 5th day of August 2026.

Capital Group EQUITY ETF TRUST I

By: /s/ Jennifer L. Butler

Name: Jennifer L. Butler

Title: Secretary